  Exhibit 99.2

GILLA AGREES TO ACQUIRE LEADING CANADIAN VAPING COMPANY

TORONTO, CANADA – (May 5th, 2017) - Gilla Inc. (“Gilla” or the “Company”) (OTCQB: GLLA), the fast-growing designer, manufacturer and marketer of E-liquid for vaporizers, announced today that the Company has entered into a letter of intent (the “LOI”) to acquire all of the issued and outstanding shares of Vape Brands International Inc. (“VBI”), a Toronto, Canada based manufacturer and distributor of E-liquid products.

Acquisition Highlights

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VBI generated E-liquid sales and co-pack manufacturing revenue of over $1.4 million Canadian Dollars (“CDN”) for fiscal 2016 and currently has a revenue run-rate of approximately CDN $2.0 million per year.

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Gilla’s broad portfolio of E-liquid brands will be immediately available through VBI’s extensive distribution network of over 500 vape shops across Canada.

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Adding VBI’s 4 brands, including the award-winning Moshi and Ohana E-liquid lines, to the Gilla portfolio and providing those brands access to Gilla’s global distribution network should generate significant incremental revenues.

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The acquisition will provide Gilla with a state-of-the-art manufacturing facility located in Canada’s Greater Toronto Area. The 13,000 sq. ft. facility features a fully automated E-liquid manufacturing line, a certified ISO 8 clean room, and capacity to produce up to 1.2 million E-liquid bottles per month. The facility is also stage 1 ISO 9001 certified with stage 2 set to be completed in June of 2017.

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Gilla will also retain all management expertise of VBI, including its CEO and founder Beju Lakhani, a founding director of the Canadian Vape Association.

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The acquisition is expected to be immediately accretive and will lead to a number of operational and cost-saving synergies.

“VBI is a tremendous addition to the Gilla group and will firmly entrench us and our brands into the Canadian vape industry,” stated Graham Simmonds, Chairman and CEO of Gilla. He continued, “This acquisition provides us with a state-of-the-art manufacturing facility, significant operational synergies and cost reductions, and the addition of four strong brands to our global portfolio. Furthermore, Beju is a welcome addition to our management team as he has deep roots within the Canadian vape industry and his product and industry knowledge is second to none.”

“We couldn't be happier to be joining the Gilla family,” stated Beju Lakhani, CEO and founder of VBI. “Bringing Gilla's suite of brands to the Canadian market and extending VBI's brands through Gilla's distribution network makes for a natural fit between the two companies to grow substantially as one. On a personal level, working with the Gilla team is an incredible opportunity. By combining Gilla’s global reach with our manufacturing capabilities and access to Canadian distribution, we will position Gilla as a primary leader in the global vape market.”

Transaction Details

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Pursuant to the LOI and in consideration for the acquisition, the Company shall pay to the vendors of VBI an estimated total purchase price of $3,011,8031 (the “Total Purchase Price”), payable as follows:

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2,500,000 common shares of the Company issued on closing (the “Common Shares”), having an estimated value of $350,000 based on the Company’s current stock price of $0.14 per share;

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Warrants exercisable for the purchase of 2,000,000 common shares of the Company issued on closing (the “Warrants”), having an estimated value of $260,753 based on the Company’s current stock price of $0.14 per share. The Warrants shall be exercisable for a period of twenty-four months from the closing date at a price of $0.20 per share, such Warrants vesting in four equal tranches every six months from closing;

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A total of CAD $550,000 (USD $401,0501) in vendor take-back loans (the “VTB”). The VTB shall be non-interest bearing, unsecured and due over twenty-four months from the closing date. The Company shall be required to pay monthly principal repayments in arrears of CAD $20,000 in each of the first five months from closing and CAD $11,111 thereafter until maturity. Furthermore, a total of CAD $385,000 of the VTB shall be convertible into common shares of the Company at a fixed conversion price of $0.10 per share prior to each monthly principal repayment date at the option of the holder; and

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An earn-out capped at: (i) the total cumulative amount of CAD $2,000,000; or (ii) five years from the closing date (the “Earn-Out”). The Earn-Out shall be calculated as: (a) 10% of the co-pack and distribution revenue generated in Canada by VBI’s existing third-party clients; (b) 10% of the revenue generated in Canada by Gilla’s existing brands; and (iii) 15% of the revenue generated globally on VBI’s existing brands.

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The Total Purchase Price assumes no material change to the purchase price assumptions as discussed between the parties on VBI’s overall business operations. Any material change to the purchase price assumptions prior to the closing date may require adjustments to the Total Purchase Price.

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The acquisition is expected to close on or before May 31st, 2017 and is subject to usual terms and conditions for transactions of this type including board approval, confirmatory due diligence of VBI’s overall business and approval from any applicable regulatory body or exchange if so required.

Neither the Common Shares nor the common shares issuable upon exercise of the Warrants or conversion of the VTB thereof will be registered under the Securities Act of 1933, as amended, or any state securities laws and they may not be offered or sold in the United States absent of registration or an applicable exemption from registration requirements. All references to dollar amounts in this press release are in United States Dollars unless stated otherwise.

About Vape Brands International Inc.
Vape Brands International Inc. was founded in 2013 and began manufacturing and distributing the Moshi E-liquid brand. VBI now has a portfolio of 4 E-liquid brands and has co-pack agreements to manufacture for an additional 20 E-liquid brands for distribution across Canada. The company currently operates out of a state-of-the-art 13,000 sq. ft. facility in Mississauga, Canada and is committed to providing the highest level of customer service within the industry.

1 On May 3rd, 2017, the exchange rate for Canadian Dollars in terms of the United States Dollars as quoted by the Bank of Canada was US $1.00 = CAD $1.3714.

About Gilla Inc.
Gilla Inc. manufactures, markets and distributes E-liquid, which is the liquid used in vaporizers, E-cigarettes, and other vaping hardware and accessories. E-liquid is heated by the atomizer to deliver the sensation of smoking. Gilla aims to be a global leader in delivering the most efficient and effective vaping solutions for nicotine and cannabis related products. The Company provides consumers with choice and quality across various categories and price points. Gilla’s proprietary product portfolio includes the following brands: Coil Glaze™, Siren, The Drip Factory, Craft Vapes™, Craft Clouds, Surf Sauce, Vinto Vape, VaporLiq, Vape Warriors, Vapor’s Dozen, Miss Pennysworth’s Elixirs, The Mad Alchemist™, Replicant, Enriched CBD and Crown E-liquid™.

Forward-looking Statements
Note: This press release contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Gilla Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management’s ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company’s ability to retain key management and employees; intense competition and the company’s ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Gilla Inc. SEC filings. Gilla Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Gilla Inc.’s business, please refer to the risks and uncertainties detailed from time to time in Gilla Inc.’s SEC filings.

For more information, please visit gilla.com, or contact:

Mr. Bradford Long
Investor Relations
T: 1 (888) 994-GLLA (4552)
E: brad.long@gilla.com